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                                                                  EXHIBIT 10.53

                                December 17, 1996

To:      Cary Newman


         RE:      NON-QUALIFIED STOCK OPTIONS

         The Board of Directors (the "Board") of Lason, Inc., or the committee (the "Committee") designated by the Board for the purpose of administering the Lason, Inc. 1995 Stock Option Plan (the "Plan"), hereby grants you (the "Grantee") a non-qualified stock option (each an "Option"), pursuant to the Plan, a copy of which is attached hereto. Certain capitalized terms used in this agreement (the "Agreement") are defined in paragraph 12 hereof. Certain capitalized terms used in this Agreement which are not defined herein have the meanings indicated for such terms in Section 10.1 of the Plan. As used herein references to the "Company" refer to Lason, Inc. or to Lason, Inc. and/or any of its Subsidiaries, as applicable.

                           1.              STOCK OPTION.  The Option entitles
                                    the Grantee (and such Grantee's permitted transferee as described in paragraph 3(a) below) (each such person, a "Purchaser") to purchase up to the number of shares of the Company's Common Stock, par value $.01 per share (the "Option Shares"), specified below opposite such Grantee's name, at an option price of $16.75 per share (the "Option Price"), subject to the terms and conditions of this Agreement:

                  GRANTEE                          NUMBER OF OPTION SHARES
                  -------                          -----------------------

                  Cary Newman                              15,000


                           2.              ADDITIONAL TERMS. The Options are
                                    also subject to the following provisions:

                       (a) EXERCISABILITY. Each Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by paragraph 2(b) of this Agreement. The Option Price for Option Shares shall be paid in full in cash or by check by the Purchaser of such Option Shares prior to the time of the delivery of Option Shares, or, at the written request of such Purchaser, the Committee may (but need not) permit payment to be made by (i) delivery to the Company of outstanding Shares, (ii) retention by the Company of one or more of such Option Shares or (iii) any combination of cash, check, such Purchaser's delivery of outstanding Shares and retention by the Company of one or more of such Option Shares. Option Shares acquired by Purchaser under this Agreement are hereinafter referred to as the "Exercise Shares."


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                       (b) VESTING/EXERCISABILITY.

                           (1)       Purchaser may only exercise the Option to
                               purchase Option Shares to the extent that such Option has vested and become exercisable with respect to such Option Shares. Except as otherwise provided in Paragraph 2(b)(ii) below, the Option Shares will vest and become exercisable in accordance with the following schedule, if as of each such date the Grantee is still employed by the Company or any of its
                               Subsidiaries:

                                                      CUMULATIVE PERCENTAGE OF
                                                        OPTION SHARES VESTED
                             DATE                          AND EXERCISABLE
                       -----------------              ------------------------

                       December 17, 1997                         20%
                       December 17, 1998                         40%
                       December 17, 1999                         60%
                       December 17, 2000                         80%
                       December 17, 2001                         100%

Option Shares which have become vested and exercisable are referred to herein as "Vested Shares" and all other Option Shares are referred to herein as "Unvested Shares."

                           (ii) Upon the occurrence of a Sale of the Company,
each Option shall vest and all Unvested Shares shall be come Vested Shares if, but only if, the Grantee thereof is employed by the Company or any of its Subsidiaries on the date of such occurrence.

                       (c) PROCEDURE FOR EXERCISE. Subject to the vesting limitations of Paragraph 2(b) above, a Purchaser may exercise all or any portion of the Option, so long as it is valid and outstanding, at any time and from time to time prior to its termination by delivering written notice to the Company as provided in Section 6.4 of the Plan and written acknowledgment substantially in the form of Exhibit A hereto that such Purchaser has read, and has been afforded an opportunity to ask questions of the Company's management regarding all financial and other information provided to Purchaser concerning the Company, together with payment of the Option Price times the number of Option Shares purchased. Subject to Section 6.7 of the Plan, at the time of exercise, Purchaser will be entitled to review all financial and other information regarding the Company it believes necessary to enable such Purchaser to make an informed investment decision.

                           3.    TRANSFERABILITY OF THE OPTIONS.


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                       (a) The Grantee shall not sell, transfer, assign, pledge
or otherwise dispose of (a "Transfer") any interest in any Option with respect to any Unvested Shares. Any Option with respect to any Vested Shares of the Grantee shall not be Transferred other than as a result of the death of such Grantee, testate or intestate, and the restrictions herein shall apply to any Transfer by any such permitted transferee.

                       (b) The Company may assign its rights and delegate its duties under this Agreement.

                           4.    TRANSFERABILITY OF EXERCISE SHARES.

                       (a) No Purchaser shall Transfer any Exercise Shares or any interest therein except in accordance with the provisions of this Agreement.

                       (b) No holder of any Exercise Shares may Transfer any such shares (except pursuant to an effective registration statement and/or re-offer prospectus, as applicable, under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

                           5.    CONFORMITY WITH PLAN.  The Options are intended
                               to conform in all respects with, and are subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan, except as modified by Paragraph 2(b)(ii) of this Agreement. By executing this Agreement, the Grantee acknowledges receipt of the Plan and agrees to be bound by all of other terms of the Plan.

                           6.    EMPLOYMENT.  Notwithstanding any contrary oral
                               representations or promises made to the Grantee prior to or after the date hereof, the Grantee and the Company acknowledge that such Grantee's employment with the Company is and will continue to be subject to the willingness of each to continue such employment and nothing set forth herein or otherwise confers any right or obligation on such Grantee to continue in the employ of the Company or shall affect in any way such Grantee's right or the right of the Company to terminate such Grantee's employment at any time, for any reason, with or without cause.

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                           7.    ADJUSTMENT. The Board shall make appropriate
                               and proportionate adjustments to the terms of the Options to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in the capitalization of the Company which the Board determines to be similar, in its substantive effect upon the Plan or the Options, to any of the changes expressly indicated in this sentence, as provided in Article 8 of the Plan. The Board may (but shall not be required to) make any appropriate adjustment to the terms of the Options to reflect any spin-off, spin-out or other distribution of assets to shareholders or any acquisition of the Company's stock or assets or other change which the Board determines to be similar, in its substantive effect upon the Plan or the Options, to any of the changes expressly indicated in this sentence, as provided in
                               Article 8 of the Plan. In the event of any adjustments described in the preceding two sentences, any and all new, substituted, or additional securities or other property to which any Purchaser is entitled by reason of the Option shall be immediately subject to such Option and be included in the word "Option Shares" for all purposes of such Option with the same force and effect as the Option Shares presently subject to such Option. After each such event, the number of Option Shares and/or the Option Price shall be appropriately adjusted.

                           8.    SHARE LEGEND. Unless the Exercise Shares are
                               the subject of an effective registration statement and/or re-offer prospectus, as applicable, all certificates representing any Exercise Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF DECEMBER 17, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN EMPLOYEE STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND


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                  CERTAIN EMPLOYEES OF THE COMPANY DATED DECEMBER
                  17, 1996. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."


                           9.    INVESTMENT REPRESENTATIONS. Upon the
                               purchase of Option Shares hereunder, the Purchaser thereof shall execute and deliver to the Company a letter, substantially in the form attached hereto as Exhibit A, confirming such Purchaser's investment representations.

                          10.    EXPIRATION.  Subject to Sections 6.3 and 6.7 of
                               the Plan, the Grantee's Option shall expire (a) with respect to Vested Shares, at the earlier of
                               (i) a determination by the Option Committee that the Grantee has been grossly negligent in the performance of his duties to the Company,(ii) the termination of such Grantee's employment with the Company or (iii) at 5:00 p.m., Detroit time, on the seventh anniversary of the date hereof and
                               (b) with respect to Unvested Shares, upon the termination of such Grantee's employment with the Company.

                  Further, notwithstanding the above, with respect to Vested Shares, if the termination of Grantee's employment with the Company is due to death, disability or Termination Without Cause, then the Option shall expire on the earlier of (i) the 90th day following the termination of Grantee's employment or (ii) until 5:00 p.m., Detroit time, on the seventh anniversary of the date hereof.

                  Further, notwithstanding the above, with respect to Vested Shares, if the Company discovers after termination of Grantee's employment, that Grantee engaged in conduct that would have justified Termination for Cause, Grantee's Option shall expire immediately on the date of such discovery.

                                 11.       CONFIDENTIALITY/NON-COMPETITION.  In
                                     consideration of the Option granted herein, Grantee agrees that while Grantee is employed by the Company and for the eighteen (18) month period following the date of employment, Grantee shall not, either directly or indirectly (whether as sole proprietor, partner, consultant, venturer, member, stockholder, director, officer,

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                                     employee, or in any other capacity as
                                     principal or agent), own, manage, operate, control, finance, or engage or participate in the ownership, management, operation or control of, any person, firm, entity, limited partnership, partnership, limited liability company, corporation, or similar association which is engaged in any of the business activities of the Company and which is located in any part of the United States or Canada in which the Company does business.

                  Grantee further agrees that Grantee shall not, directly or indirectly, at any time during such eighteen (18) month non-compete period:

                  (a) take any action that will cause the termination of a business relationship between the Company and any customer or supplier of the Company; or

                  (b) solicit for employment or employ any person employed in the Company's business.

                  At all times, Grantee shall keep secret and inviolate all knowledge or information of a confidential nature, including, without limitation, all unpublished matters relating to the business, assets, accounts, books, records, customers and contracts of the Company which Grantee may or hereafter come to know as a result of Grantee's association with the Company.

                  Grantee acknowledges that if Grantee violates this Paragraph 11, Grantee will cause severe and irreparable injury to the business and goodwill of the Company, which injury is not adequately compensable by money damages. Accordingly, in the event of a breach (or threatened or attempted breach) of this Paragraph 11, the Company shall, in addition to any other rights and remedies, (i) be entitled to immediate appropriate injunctive relief or a decree of specific performance of this Agreement, without the necessity of showing any irreparable injury or special damages, and (ii) not be obligated to sell any shares subject to the option upon exercise of the option.

                  Grantee acknowledges that, due to Grantee's education and job skill, Grantee's adherence to the terms of this confidentiality/non-competition provision will not deprive Grantee of the opportunity to obtain gainful employment with other companies serving different product or geographic markets after the termination of Grantee's employment with the Company.

                  Nothing herein shall be deemed to prevent Grantee from holding less than five (5%) percent of the outstanding publicly-traded securities of any person, firm, or corporation.


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                  The provisions of this Paragraph 11 shall survive the
termination of this Agreement and Grantee's employment with the Company.

                           12.       DEFINITIONS.

                  "DISABILITY" means permanent and total disability as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

                  "FULLY DILUTED BASIS" means, without duplication, (i) all shares of Common Stock outstanding at the time of determination plus (ii) all shares of Common Stock issuable upon conversion of any convertible securities or the exercise of any option, warrant or similar right, whether or not such conversion, right or option, warrant or similar right is then exercisable.

                  "INDEPENDENT THIRD PARTY" means any person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's Common Stock on a Fully Diluted Basis (a "5% Owner"), who is not controlling, controlled by or under common control with the Company or any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other persons.

                  "SALE OF THE COMPANY" means the sale of the Company (by merger, consolidation or sale of stock or assets) to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation or sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis. The Sale of the Company does not include a sale of stock pursuant to a secondary public offering by the Company.

                  "TERMINATION FOR CAUSE" means termination by the Company of Grantee's employment because of Grantee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the lawful violation of any law, rule or regulation (other than minor traffic violations or similar offenses).

                  "TERMINATION WITHOUT CAUSE" means any termination by the Company of Grantee's employment which is not a Termination for Cause.

                           13.            FURTHER ACTIONS. The parties agree to
                                    execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

                           14.            SEVERABILITY. Whenever possible, each
                                    provision of this Agreement will be
                                    interpreted in such manner as to be


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                                    effective and valid under applicable law,
                                    but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                           15.            COUNTERPARTS. This Agreement may be
                                    executed simultaneously in two or more
                                    counterparts, any one of which need not
                                    contain the signatures of more than one
                                    party, but all such counterparts taken
                                    together will constitute one and the same
                                    Agreement.

                           16.            NOTICES. Any notice required or
                                    permitted hereunder shall be given in
                                    writing and shall be deemed effectively
                                    given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed, in the case of a Grantee, and, in the case of the Company, to the respective addresses below:

                  Lason, Inc.
                  1350 Stephenson Highway
                  Troy, Michigan  48083
                  Attention:  William J. Rauwerdink, Executive Vice President

                  Mr. Cary Newman
                  356 West Bradfoxel Drive
                  Bloomfield Hills, MI  48301-4058

or at such other address as a party may designate by 10 days advance written notice to each other party.

                           17.            SUCCESSORS AND ASSIGNS. This Agreement
                                    shall be binding upon and inure to the
                                    benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee's heirs, executors, administrators, successors and assigns and inure to the benefit of Grantee's heirs, executors, administrators, successors and permitted assigns.

                           18.            GOVERNING LAW. This Agreement and all
                                    documents contemplated hereby, and all
                                    remedies in connection therewith and all questions or transactions


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                                    relating thereto, shall be construed in
                                    accordance with and governed by the laws of the State of Michigan.

                           19.            ENTIRE AGREEMENT. This Agreement and
                                    the Plan constitute the entire understanding between the Grantee and the Company, and supersede all other agreements, whether written or oral, with respect to the acquisition by the Grantee of Common Stock from the Company pursuant to any option or option agreement.

                  Please sign as Grantee the extra copy of this Agreement in the space below and return it to the Secretary of the Company, William J. Rauwerdink, to confirm your understanding and acceptance of the agreements contained in this letter.

                                          Very truly yours,

                                          LASON, INC.



                                          By:
                                             -----------------------------------
                                                   William J. Rauwerdink

                                          Its:     Executive Vice President
                                              ----------------------------------


                  THE UNDERSIGNED hereby acknowledges having read this Agreement, the Plan, and the other enclosures to this Agreement, and hereby agrees to be bound by all provisions set forth herein and in the Plan.

                                          GRANTEE


                                          -------------------------------------
                                          Cary Newman




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